Exhibit 99.1

News Release

Dole to Complete Sale of Worldwide Packaged Foods and Asia Fresh Businesses on April 1, 2013

New Dole Financial and Business Update

WESTLAKE VILLAGE, Calif.—(BUSINESS WIRE)—Feb. 22, 2013—Dole Food Company, Inc. (NYSE: DOLE) announced today that the previously announced sale of its worldwide packaged foods and Asia fresh produce businesses to ITOCHU Corporation for $1.685 billion in cash, will be completed on April 1, 2013. Dole and ITOCHU have agreed to this firm fixed closing date at ITOCHU’s request, and have extended the term of the definitive acquisition agreement signed by the parties on September 17, 2012, to the April 1 date. ITOCHU today paid Dole a non-refundable cash deposit of $200 million to be applied toward the purchase price, and the parties agreed that, with limited exceptions, the deposit will be forfeited and retained by Dole if the closing does not occur by April 1, 2013. Dole intends to use the $200 million in cash to temporarily repay revolver borrowings, certain transaction related expenses, and general corporate purposes.

“The consummation of the sale on April 1st will complete this transformative transaction for Dole, resulting in a major percentage of Dole’s operations being sold to ITOCHU. The new Dole will have a smaller footprint as a commodity produce company with overall revenue in the $4.2 billion range with two lines of business: fresh fruit and fresh vegetables,” said David H. Murdock, Dole’s Chairman. “ITOCHU will have exclusive rights to the Dole® trademark on packaged food products worldwide and on fresh produce in Asia, Australia and New Zealand. We will remain an industry leader in the sourcing, distribution and marketing of bananas, pineapples and other tropical fruits, packaged salads, fresh-packed vegetables and fresh berries.”

As part of the extension agreement, David A DeLorenzo, current President and Chief Executive Officer of Dole, will immediately assume a full-time position leading the management team of the businesses being acquired by ITOCHU through the closing date, after which he will join ITOCHU as the senior management of these businesses. Mr. DeLorenzo has stepped down from his roles as President and Chief Executive Officer of Dole, but will remain on Dole’s Board of Directors following completion of the sale transaction. In addition, as previously announced, Joseph S. Tesoriero has stepped down from his position as Executive Vice President and Chief Financial Officer. Mr. DeLorenzo and Mr. Tesoriero will remain employees of Dole through the closing of the sale to ITOCHU.

As part of the previously announced leadership changes in connection with the sale transaction, Mr. Murdock has returned to the role of Chairman and Chief Executive Officer, and C. Michael Carter has assumed the added role of President and Chief Operating Officer, with all operating and corporate functions reporting to him. In addition, Dole’s Board increased its size to nine, and Mr. Carter and E. Rolland Dickson, M.D. have rejoined the board. Dr. Dickson previously was a professor of medicine at the Mayo Medical School and director of development at the Mayo Foundation for Medical Education and Research. Dr. Dickson is internationally recognized for his leadership in the fields of liver disease and liver transplantation, and has served as a director of Poniard Pharmaceuticals, Axcan Pharma Inc., and Pathway Corp.

In addition, Keith C. Mitchell, current chief financial officer of Dole’s North American Fresh Fruit business, has become Chief Financial Officer; A Charlene Mims, currently responsible for benefits and payroll, will lead Human Resources; both Beth Potillo, current Treasurer, and Yoon J. Hugh, current Controller and Chief Accounting Officer, have become Senior Vice Presidents with added responsibilities; and Genevieve M. Kelly, current Vice President, Associate General Counsel & Assistant Secretary, as well as division general counsel for the fresh fruit business, has become Deputy General Counsel.

On January 24, 2013, Dole announced fiscal year 2012 results for the two lines of fresh produce business that will remain with the new Dole following the consummation of the sale transaction. Fresh fruit performance is continuing its declining trend, principally due to banana market conditions, and Dole expects that 2013 Adjusted EBITDA for these businesses will be at the low end of the previously announced guidance range of $150 - $170 million, with income from continuing operations, net of income taxes, in the $45 - $60 million range, assuming no major market changes. Dole expects to timely file its annual report on Form 10-K by March 14, 2013, if not sooner, including its audited financial statements for fiscal year 2012. At that time, Dole expects to issue an earnings release and will host a conference call with investors.

In light of the current competitive fresh produce market conditions, Dole has assessed its ongoing capital requirements and possible near-term funding resources for the new Dole, including Dole’s Hawaii land holdings, and is actively marketing the approximately 21,800 acres of land that it is not currently farming in Hawaii on the Island of Oahu. Dole is seeking to sell as much of this land as it possibly can each year, expecting that it will take a few years to sell such a large quantity of farm land. Targeted proceeds are in the $175 - $200 million range, which would exceed current book value. Potential proceeds maybe used to invest in both increasing the number of fresh fruit farms owned and operated by the new Dole and in updating Dole’s owned vessel fleet.

Dole has provided earnings guidance to give investors general information on the overall direction of its remaining businesses following the sale transaction. The guidance provided is subject to numerous uncertainties, including, among others, the timing and ultimate consummation of the sale transaction, overall economic and capital-market conditions and the markets for fresh fruits and vegetables. Dole does not intend, and undertakes no obligation, to update its forward-looking statements, including projections and future prospects.

This release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Forward-looking statements, which are based on management’s current expectations, are generally identifiable by the use of terms such as “may,” “will,” “expects,” “believes,” “intends,” “anticipates” and similar expressions. The potential risks and uncertainties that could cause actual results to differ materially from those expressed or implied herein include the timing and whether the sale transaction is consummated, weather-related phenomena; market responses to industry volume pressures; product and raw materials supplies and pricing; energy supply and pricing; changes in interest and currency exchange rates; economic crises and security risks in developing countries; international conflict; and quotas, tariffs and other governmental actions. Further information on the factors that could affect Dole’s financial results is included in its filings with the SEC.

Non-GAAP Measurements

Adjusted EBITDA is a measure commonly used by financial analysts in evaluating the performance of companies. EBITDA is calculated from net income by adding interest expense and income tax expense, and adding depreciation and amortization. Through Q3 of 2012, Dole calculated Adjusted EBITDA from EBITDA by: (1) adding the net unrealized loss or subtracting the net unrealized gain on foreign currency and bunker fuel hedges and the cross currency swap which do not have a more than insignificant financing element present at contract inception; (2) adding the net loss or subtracting the net gain on the long-term Japanese yen hedges; (3) adding the foreign currency loss or subtracting the foreign currency gain on the vessel obligations; (4) adding the net unrealized loss or subtracting the net unrealized gain on foreign denominated instruments; (5) adding share-based compensation expense; (6) adding charges for restructuring and long-term receivables; (7) adding strategic review transaction costs and expenses; (8) adding refinancing charges and loss on early retirement of debt; and (9) subtracting the gain on asset sales.

For Dole’s 2013 projected Adjusted EBITDA included in this release, only share-based compensation expense has been added to EBITDA in calculating Adjusted EBITDA The other eight factors, above, are not expected to be applicable to the new Dole or cannot now be estimated with reasonable precision; therefore, they are not reflected in 2013 projected EBITDA and thus cannot be added or subtracted back in calculating 2013 Adjusted EBITDA Potential resolutions of the Honduras tax case, the European Union Antitrust Inquiry and the DBCP cases have not been reflected in the 2013 Adjusted EBITDA projections.

Adjusted EBITDA has limitations as an analytical tool. It is not calculated or presented in accordance with U.S. GAAP and is not a substitute for net income attributable to Dole Food Company, Inc., net income, income from continuing operations, cash flows from operating activities or any other measure prescribed by U.S. GAAP. Further, Adjusted EBITDA as used herein is not necessarily comparable to similarly titled measures of other companies. However, Dole has included this measure because management believes that they are useful performance measures for Dole and for securities analysts, investors and others in the evaluation of Dole. Dole compensates for these limitations by relying primarily on U.S. GAAP results and using EBITDA only supplementally.

Source: Dole Food Company, Inc.

Dole Food Company, Inc.

Beth Potillo, 818-879-6733